UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2016 (June 29, 2016)

Carolco Pictures, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 Glades Road, Ste. 500 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 826-9307

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2016, Carolco Pictures, Inc. (the “Company”), entered into a letter agreement with Esposito Partners, PLLC (“Esposito Partners”), pursuant to which the Company engaged Esposito Partners to provide legal services to the Company (the “Agreement”). The Agreement provides for a one-time fee payable to Esposito Partners in the amount of $60,000, which the Company may elect to pay by the delivery of stock of the Company. At this time, the Company expects to pay this fee in cash. The Company will also reimburse Esposito Partners for any expenses incurred in connection with Esposito Partners’ services to the Company. The Company may terminate the Agreement at any time.

The Agreement also provides that Frank Esposito, the Managing Member of Esposito Partners, shall be named as a Director of the Company and shall also serve as the Company’s Chief Legal Officer and Secretary. Mr. Esposito has not been named to these positions as of the date of the filing of this Current Report on Form 8-K.

The forgoing description of the Agreement is qualified in its entirety to the full Agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

1.1	Letter Agreement between Carolco Picture, Inc. and Esposito Partners, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Carolco Pictures, Inc.

Date: July 6, 2016	By:	/S/ David Cohen
David Cohen, Chief Executive Officer